UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 10, 2005

                    JOHNSTOWN/CONSOLIDATED INCOME PARTNERS
      (Exact name of small business issuer as specified in its charter)


              California               0-16010               94-3004963
      (State or other jurisdiction   (Commission          (I.R.S. Employer
            of incorporation)        File Number)       Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                        (Partnership's telephone number)
                                 (864) 239-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02   Termination of a Material Definitive Agreement.

On July 5, 2005 (the "Effective Date"), Johnstown/Consolidated Income Partners, a California limited partnership (the "Partnership"), entered into an agreement (the "Purchase Agreement"), with a third party, First Pacific Investments, Ltd., a Colorado corporation (the "Purchaser") relating to the purchase and sale of Cedar Brooke Apartments, a 158-unit apartment complex located in Independence, Missouri (the "Property"). Under the terms of the Purchase Agreement, the Purchaser agreed to purchase the Property for a gross purchase price of $7,300,000, subject to certain conditions (the "Purchase Price").

Under the terms of the Purchase Agreement, the Purchaser may terminate the Purchase Agreement at any time prior to the expiration of the feasibility period as defined in the Purchase Agreement, acting in the Purchaser's sole discretion and for any reason or no reason, upon delivery of written notice to the Partnership and the escrow agent. On August 10, 2005, the Purchaser delivered written notice to the Partnership and the escrow agent of its election to terminate the Purchase Agreement pursuant to its terms.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 JOHNSTOWN/CONSOLIDATED INCOME PARNTERS


                                 By:     CONCAP EQUITIES, INC.
                                         General Partner

                                 By:     /s/Martha L. Long
                                         Martha L. Long
                                         Senior Vice President

                                 Date:   August 16, 2005